HomeTrust Bancshares, Inc. Announces Profitability Improvement Plan and Balance Sheet Restructuring

Asheville, N.C., June 15, 2021 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (the “Company”), the holding company of HomeTrust Bank (the “Bank”), today announced its plans to further improve profitability by closing nine bank branches and restructuring its balance sheet with the prepayment of its remaining long-term borrowings. In addition, beginning July 1, 2021, the Bank will bring its back-office Small Business Administration (“SBA”) loan servicing process in-house, which is expected to provide additional servicing fee and gain on sale income.
“We believe these strategic initiatives, along with the continued maturity of our diversified lines of business, will move us forward in achieving higher profitability and creating additional shareholder value in the near term,” said Dana Stonestreet, Chairman, President, and Chief Executive Officer.
Summary Expected Financial Impact
Estimated Annual Pre-Tax Income Increase of $10.1 million
•Branch closures – $3.2 million in expense reductions
•Payoff of remaining $275 million of longer-term borrowings, for a total of $475 million in early retirements of long-term debt since March 2021 – $5.7 million in interest expense reductions
•Additional SBA income – $1.2 million
Estimated Future Annual Financial Impact
•Return on assets increase of approximately 20 basis points
•Return on equity increase of approximately 200 basis points
•Diluted earnings per share increase of approximately 47 cents
Branch Closures
The Bank plans to close nine branches in North Carolina, Tennessee, and Virginia, which represents 22% of its total branch footprint and will reduce operating expenses and provide additional company-wide efficiencies. As a result of these closures, the Company expects to record a total pre-tax charge of approximately $1.5 million for costs associated with impacted employees, impairment of an operating lease asset, the write-down of branch facilities, and other net costs, during the fourth quarter of fiscal year 2021.
The branch closures are expected to occur in September 2021, subject to applicable regulatory requirements. Employees at each of these branches will be employed until closure and are eligible to apply for open positions with priority consideration at other HomeTrust Bank offices.
The branch closures are part of the Company’s ongoing strategic initiatives to respond to changing customer preferences and to improve the financial performance of the Company. The Bank expects to service customers of the closed branches through its remaining network of 32 branches and digital banking services.
Balance Sheet Restructuring and SBA In-House Servicing
On June 14, 2021, the Company paid off its remaining $275 million in long-term borrowings of Federal Home Loan Bank (“FHLB”) advances. In connection therewith, the Company incurred $19.0 million in pre-tax prepayment penalties. These longer-term FHLB advances had a weighted average interest rate of 1.81% and maturities ranging between March and November 2028. The Company estimates a pre-tax annual savings of approximately $4.5 million resulting from this prepayment. Including the $200 million of FHLB advances prepaid at the end of March 2021, the Company estimates a total pre-tax annual savings from early retirements of long-term debt of approximately $5.7 million, which is expected to result in a combined prepayment penalty earn-back period of approximately 3.6 years. The Company funded most of the prepayments using excess liquidity generated from increases in deposits.
Beginning July 1, 2021, the Bank plans to bring its back-office SBA loan servicing process in-house, which is designed to provide additional servicing fee and gain on sale income. The Bank continues to grow this revenue source since beginning its SBA lending line of business in September 2017 to originate SBA 7(a) and USDA B&I loans and then selling the guaranteed portion at a gain. The Company estimates additional pre-tax net revenue of approximately $1.2 million annually with this transition, which is expected to increase over time as the Company’s SBA servicing portfolio grows.

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank. As of March 31, 2021, the Company had assets of $3.6 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking with over 40 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and Raleigh/Cary), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). HomeTrust Bancshares, Inc. is the 2nd largest publicly traded community bank holding company headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of the Company's control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements include: the effect of the COVID-19 pandemic, including on the Company's credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; the possibility that (i) the planned branch closures discussed in this press release will not occur within the time frame anticipated or at all, (ii) the charges incurred by the Company in connection with the branch closures will be greater than expected and/or (iii) the cost savings realized by the Company from the branch closures will be lower than expected; the possibility that the additional servicing fee and gain on sale income resulting from the transitioning of the Bank’s back-office SBA loan servicing process in-house will be lower than expected; the possibility that the estimated savings from the early retirements of the Company’s long-term debt will be lower than expected; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), which are available on the Company’s website at www.htb.com and on the SEC's website at www.sec.gov. These risks could cause the Company's actual results for fiscal 2021 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, the Company and could negatively affect its operating and stock performance. Any of the forward-looking statements that the Company makes in this press release or the documents it files with or furnishes to the SEC are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions they might make, because of the factors described above or because of other factors that they cannot foresee. The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
www.htb.com
www.hometrustbancshares.com
Contact:        Dana L. Stonestreet
Chairman, President and Chief Executive Officer
828.350.3045

Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
828.350.3049

###